As filed with the Securities and Exchange Commission on March 6th, 2018

Registration No. 333-6040

Registration No. 333-10430

Registration No. 333-13308

Registration No. 333-103656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT No. 333-6040

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT No. 333-10430

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT No. 333-13308

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT No. 333-103656

UNDER

THE SECURITIES ACT OF 1933

CRH public limited company

(Exact name of registrant as specified in its charter)

Republic of Ireland	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Belgard Castle, Clondalkin

Dublin 22, Ireland

(Address of Principal Executive Offices)

Oldcastle Precast, Inc. Profit Sharing Retirement Plan 401(k)

Profit Sharing Plan for Employees of Oldcastle Materials Group – Albany

Allied Building Products Corp. Savings and Investment Plan

Betco Block & Products, Inc. Profit Sharing Plan and Trust

Oldcastle Glass, Inc. Qualified 401(k) Plan

Oldcastle Architectural Products Group 401(k) and Profit Sharing Plan

Oldcastle Architectural, Inc. Union Employees 401(k) Plan

Pike Industries, Inc. Profit Sharing and Deferred Income Plan

Oldcastle Southwest 401(k) Retirement Plan

Hallett Construction Company 401(k) Plan

Pennsy Supply, Inc. 401(k) and Profit Sharing Plan

CPM Development Corporation Profit Sharing Retirement Plan

(Full title of the plan)

Michael G. O’Driscoll

Oldcastle, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338

(770) 804-3363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“SEC”) by CRH public limited company (the “Company”) and the employee benefit plans named on the cover page to these Post-Effective Amendments (collectively, the “Benefit Plans”) with respect to the ordinary shares of the Company and interests in the Benefit Plans that might be offered and sold pursuant to the Benefit Plans (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-6040)

•	Registration Statement on Form S-8 (File No. 333-10430)

•	Registration Statement on Form S-8 (File No. 333-13308)

•	Registration Statement on Form S-8 (File No. 333-103656)

These Post-Effective Amendments are being filed to withdraw and remove from registration any unsold ordinary shares and the plan interests of the Benefit Plans previously registered by the Company pursuant to the Registration Statements. As a result of plan mergers, the Oldcastle 401(k) Plan is now the successor to all of the Benefit Plans. The Company filed a separate Registration Statement on Form S-8 with respect to the Oldcastle 401(k) Plan (File No. 333-165870), and that registration statement is not being terminated hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Dunwoody, State of Georgia, on March 6th, 2018.

CRH public limited company

By:	/s/ Michael G. O’Driscoll
Michael G. O’Driscoll
As the agent for service of process named in the
Registration Statement (pursuant to Rule 478 under the Securities Act)

OLDCASTLE 401(k) PLAN
(as successor to each of the plans named on the cover page to these Post-Effective Amendments )

By:	/s/ Michael G. O’Driscoll
Michael G. O’Driscoll
Chief Financial Officer